Exhibit 99.3

Fiscal Year 2007

Net Sales (unaudited) (1)
($ millions)	Q1		Q2		Q3		Q4		FY
	Prior	New	Prior	New	Prior	New	Prior	New	Prior	New
Segment	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting
North America	1,000		923		1,056		1,151		4,130
Cleaning		462		404		468		447		1,781
Household		372		357		405		502		1,636
Lifestyle		120		118		132		141		511
International	161	207	178	222	185	236	193	254	717	919

Total Company	$1,161	$1,161	$1,101	$1,101	$1,241	$1,241	$1,344	$1,344	$4,847	$4,847

Earnings from Continuing Operations before Income Taxes (unaudited) (1)(2)
($ millions)	Q1		Q2		Q3		Q4		FY
	Prior	New	Prior	New	Prior	New	Prior	New	Prior	New
Segment	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting	Reporting
North America	287		254		306		358		1,205
Cleaning		112		77		109		94		392
Household		36		29		55		105		225
Lifestyle		41		46		48		51		186
International	34	39	34	39	38	48	35	44	141	170

Corporate	(146)	(53)	(152)	(55)	(151)	(67)	(154)	(55)	(603)	(230)

Total Company	$175	$175	$136	$136	$193	$193	$239	$239	$743	$743

Footnotes
In the new reporting structure:
(1) Canada's results are now reflected in the International segment, formerly having been included in the North American segment.
(2) A greater portion of expenses previously included in Corporate have been allocated to the four new reportable segments.